Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

GEN Restaurant Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Class A common stock, par value $0.001 per share	457(o)	3,450,000(1)	$11.00(2)	$37,950,000(1)(2)	0.00011020	$4,182.09

Fees to be Paid	Other	Representative Warrants(3)	457(g)

Fees to be Paid	Equity	Class A common stock, par value $0.001 per share, underlying Representative Warrants	457(o)			$3,036,000(4)	0.00011020	$334.57

Fees Previously Paid

	Total Offering Amounts					$40,986,000		$4,516.66

	Total Fees Previously Paid							$2,865.20

	Total Fee Offsets							$0

	Net Fee Due							$1,651.46

(1)	Includes 450,000 shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)

No fee required pursuant to Rule 457(g). The registrant has agreed to issue to the Representative Warrants entitling it to purchase a number of shares of common stock equal to 8% of the shares of common stock sold in the offering (based on the pre-money enterprise value as described in the Registration Statement on Form S-1) at an exercise price equal to 100% of the public offering price of the common stock in the offering.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) and Rule 457(g) under the Securities Act of 1933, as amended. The Representative Warrants are exercisable at a per share exercise price equal to 100% of the public offering price. As estimated solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the Representative Warrants is $3,036,000, which is equal to 100% of $3,036,000, or 8% of $37,950,000.